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Exhibit 10.2

                                LICENSE AGREEMENT


     THIS AGREEMENT, effective as of the 12th day of January, 2001, is entered by and among Balanced Care Corporation, a Delaware corporation (hereinafter "Balanced Care"), Nationwide Health Properties, Inc., a Maryland corporation (hereinafter "NHP"), and MLD Delaware Trust, a Delaware business trust (hereinafter "MLD", and together with NHP and their respective assignees and designees, collectively "New Operator").

                                    RECITALS:

     WHEREAS, Balanced Care is the owner of the registered trademarks and service marks listed on Schedule B-1: Master Marks (hereinafter the "Master Marks") and Schedule B-2: Facility Specific Marks (hereinafter the "Specific Marks"), each attached hereto and made a part hereof; and

     WHEREAS, New Operator is desirous of using the Master Marks at the Facilities listed (and defined) on Schedule B-3, attached hereto and made a part hereof, and the Specific Marks at selected Facilities as indicated on Schedule B-2 in connection with its business at the indicated Facilities only;

     WHEREAS, Balanced Care is the owner of the proprietary information contained in the unregistered copyrights in and to the Works set out in Schedule B-4: Master Works (hereinafter
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"Master Works") and Schedule B-5: Facility Specific Works (hereinafter "Specific
Works"), each attached hereto and made a part hereof; and

     WHEREAS, New Operator is desirous of obtaining the rights to use the Master Works at the Facilities listed on Schedule B-3 and the Specific Works at selected Facilities as indicated on Schedule B-5 in connection with its business at the indicated Facilities only, and New Operator is willing to license such rights according to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

     1. GRANT OF TRADEMARK AND/OR SERVICE MARK LICENSE

         Balanced Care hereby grants to New Operator a nonexclusive, license to use the Master Marks and the Specific Marks in connection with New Operator's business at the respective indicated Facilities, and New Operator accepts such license subject to the following terms and conditions. New Operators shall have the right to transfer and sublicense the right granted herein to an affiliate of New Operator or a third-party (collectively, the "Assignees") provided (i) such Assignees

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are operating the Facilities on behalf of New Operator for their intended use as assisted living/personal care homes ("ALFs"); (ii) such Assignees agree to be bound by the provisions of this Agreement as if a party hereto; and (iii) New Operators are not released of any of their obligations hereunder in connection with any transfer or sublicense.

     2. OWNERSHIP

         New Operator acknowledges the ownership of the Master Marks and the Specific Marks in Balanced Care, agrees that it will do nothing inconsistent with such ownership and that all rights arising from or relating to such use of the Master Marks and the Specific Marks by New Operator shall inure to the benefit of and be on behalf of Balanced Care. New Operator agrees that nothing in this Agreement shall give New Operator any right, title or interest in the Master Marks and the Specific Marks other than the right to use the Master Marks and the Specific Marks in accordance with this Agreement, and New Operator agrees that it will not attack the title of Balanced Care to the Master Marks and the Specific Marks or attack the validity of this Agreement.

     3. QUALITY STANDARDS AND MAINTENANCE

         a. New Operator agrees that the nature and quality of all services rendered and/or goods sold by New

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Operator in connection with the Master Marks and the Specific Marks shall conform to prudent and customary practice and standards applicable to the assisted living/personal care industry.

         b. New Operator agrees to cooperate with Balanced Care in protecting the nature and quality of the Master Marks and the Specific Marks and to supply Balanced Care with specimens of use of the Master Marks and the Specific Marks upon request to permit reasonable inspection by Balanced Care from time to time.

     4. FORM OF USE

         New Operator agrees to use the Master Marks and the Specific Marks only in the form and manner and with appropriate legends as prescribed by Balanced Care, and New Operator agrees not to alter the Master Marks and the Specific Marks and use the Master Marks and the Specific Marks in combination with any other trademark or service mark in such manner that may disparage or cause confusion with respect to the Master Marks and the Specific Marks.

     5. REPRESENTATIONS AND WARRANTIES

         To the best of Balanced Care's knowledge, Balanced Care has the right to grant the license to use the Master Marks and the Specific Marks and the right to grant the license to use the Master Works and the Specific Works, as set forth in this

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Agreement.

     6. GRANT OF COPYRIGHT LICENSE

         Balanced Care hereby grants to New Operator, a nonexclusive license to use the Master Works and the Specific Works on or in connection with New Operator's businesses at the respective indicated Facilities and to reproduce a reasonable number of copies of each work set forth in the Master Works and the Specific Works for use in connection with New Operator's business at the respective indicated Facilities. New Operator shall not have any other rights in the Master Works or the Specific Works. New Operators shall have the right to transfer and sublicense the right granted herein to an Assingee provided (i) such Assignees are operating the Facilities on behalf of New Operator for their intended use as ALFs; (ii) such Assignees agree to be bound by the provisions of this Agreement as if a party hereto; and (iii) New Operators are not released of any of their obligations hereunder in connection with any transfer or sublicense.

     7. CONFIDENTIALITY

         The Master Works and the Specific Works contain confidential, proprietary trade secret information of Balanced Care. New Operator agrees to hold all such confidential, proprietary trade secret information of Balanced Care in

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confidence and not to disclose or otherwise make available any of such information in any form to any person except to those direct employees of New Operator at the indicated Facilities who need access to the information to facilitate New Operator's authorized use hereunder. New Operator agrees to employ reasonable measures to secure and protect such confidential, proprietary trade secret information against unauthorized use and disclosure, and to take appropriate action by instruction or agreement with its employees permitted access to such information to satisfy New Operator's obligations hereunder. New Operator's obligations under this Section shall survive the expiration or earlier termination of this Agreement for so long as such information is proprietary to Balanced Care as set forth in the next paragraph.

         Notwithstanding the foregoing, New Operator's confidentiality and non-use obligations hereunder shall not apply to information which: (a) is already known to New Operator prior to the date of disclosure by Balanced Care as shown by written record; (b) becomes publicly available without fault of New Operator; (c) is rightfully obtained by New Operator from a third party without restriction as to disclosure, or is approved for release by written authorization of Balanced Care; (d) is shown by written record to be developed independently by New Operator without use of Balanced Care's confidential and trade secret information; (e) is shown by written record to have been known or


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available to New Operator without restriction as to disclosure at the time of
New Operator's receipt of such information; or (f) is required to be disclosed by law. In the event New Operator becomes legally compelled to disclose any information, New Operator shall provide Balanced Care with prompt prior written notice of such requirement so that Balanced Care may seek a protective order or other appropriate remedy. New Operator agrees to disclose only such portion of the information that is legally required to be disclosed and to take all reasonable steps to preserve the confidentiality of the information.

     8. RETURN OF COPYRIGHT MATERIALS

         On or before the expiration or earlier termination of this Agreement, New Operator at its expense shall return all copies of the Works set forth in the Master Works and the Specific Works by destroying or delivering the same to Balanced Care, and New Operator shall certify to Balanced Care in writing that no copies of the Master Works and the Specific Works have been retained.

     9. TERM

         a. This Agreement shall continue in force and effect for a period of twenty-four (24) months from the date hereof (unless terminated earlier in accordance with the provisions of the Agreement).


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         b. Balanced Care shall have the right to terminate this Agreement upon ten (10) days prior written notice to New Operator in the event of any breach of this Agreement by New Operator or any of its Assignees, or any affirmative act of insolvency by New Operator or any of its Assignees, or upon the appointment of any receiver or trustee to take possession of the properties of New Operator or any of its Assignees or upon the winding-up, sale, consolidation, merger or any sequestration by governmental authority of New Operator or any of its Assignees, or upon breach of any of the provisions hereof by New Operator or any of its Assignees.

     10. EFFECT OF TERMINATION

         Upon termination of this Agreement, New Operator agrees to immediately discontinue, or cause the immediate discontinuance of, all use of the Master Works and the Specific Works, as well as the Master Marks and the Specific Marks and any term confusingly similar thereto, to cooperate with Balanced Care or its appointed agent to apply to the appropriate authorities to cancel recording of this Agreement from all government records, to destroy all printed and other materials, goods, and advertising bearing the Master Marks and the Specific Marks, and that all rights in the Master Marks and the Specific Marks and the goodwill connected therewith shall remain the property of Balanced Care.


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     11. REMEDIES

         In addition to any other remedies set forth in this Agreement, in the event of any breach by New Operators or any of its Assignees of the terms of the Agreement, Balanced Care shall be entitled to any and all remedies available to it at law or in equity, including without limitation injunctive relief. The parties hereto acknowledge and agree that in the event of any breach of this Agreement by New Operators or any of its Assignees, Balanced Care will be harmed and unable to be made whole by monetary damages and it is accordingly agreed that Balanced Care shall be entitled to an injunction or injunctions to remedy breaches of this Agreement and/or compel specific performance of this Agreement.

     12. ASSIGNABILITY

         This Agreement is freely transferable and assignable by Balanced Care.

     13. INDEMNIFICATION

         New Operator hereby indemnify and agree to defend and hold harmless Balanced Care and its directors, officers, employees, agents, successors and assigns from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including,

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without limitation, reasonable attorneys' and other professionals' fees and court costs) incurred in connection with or arising from: (i) a breach by New Operators of its obligations under this Agreement or (ii) the transfer or sublicense of New Operator's rights under this Agreement, including without limitation a breach by any Assignee of its obligations under this Agreement.

     14. SEVERABILITY

         In the event any provision of this Agreement (or any portion thereof) is determined by a Court of competent jurisdiction to be invalid, illegal, or otherwise unenforceable, such provision shall be deemed to have been deleted from this Agreement, while the remainder of this Agreement shall remain in full force and effect according to its terms.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by and through their duly authorized representatives.

  BALANCED CARE:                           NHP:

  Balanced Care Corporation, a Delaware    Nationwide Health Properties, Inc.,
  corporation                              a Maryland corporation


  By: /s/Robin L. Barber                   By: /s/Gary Stark

  Title: Sr. VP & Legal Counsel            Title: Vice President

  Date:                                    Date:

                                           MLD:

                                           MLD Delaware Trust, a Delaware
                                           business trust


                                           By: /s/ Mark L. Desmond

                                           Title: As Trustee, not individually

                                           Date:




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